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                                                                    EXHIBIT 23.3

           CONSENT OF ERNST & YOUNG (CIS) LTD., INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 16, 1998, except for Note 12, as to which the date is November 12, 1998 (EDN Sovintel), in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Global TeleSystems Group, Inc. dated on or about December 22, 1998.

                                          /s/ Ernst & Young (CIS) Ltd.

Moscow, Russia
December 21, 1998